Exhibit 21.1
LIST OF SUBSIDIARIES OF EQUITY ONE, INC.
Below is a list of the direct and indirect subsidiaries of Equity One, Inc., a Maryland corporation, and the corresponding states of organization:

Name of Entity	State of Organization
1303 J St., LLC	Delaware
222 Sutter Street LLC	Delaware
545 North Michigan Avenue, LLC	Delaware
595 Colorado Associates, LLC	Delaware
621 Colorado Associates, LLC	Delaware
C&C Capital Oak Member, LLC	Delaware
C&C Delaware, Inc.	Delaware
C&C (U.S.) No. 1, Inc.	Delaware
Capital Oak Venture, LLC	Delaware
Cashmere Developments, Inc. *	Florida
Centrefund Realty (U.S.) Corporation *	Delaware
Daly City Serramonte Center, LLC	Delaware
DIM-Governors Town Square Limited Partnership	Florida
DIM-Governors Town Square, LLC	Florida
DIM Vastgoed N.V.	The Netherlands
DIM-Whitaker Square Limited Partnership	Florida
DIM-Whitaker Square, LLC	Florida
Escuela Shopping Center, LLC	Delaware
Escuela Shopping Center Manager, LLC	Delaware
Equity Asset Investor (Vernola) Inc.	Florida
Equity Asset Investor (Talega) Inc.	Florida
Equity One (Alafaya Village) Inc.	Florida
Equity One (Belfair) Inc.	South Carolina
Equity One (Bridgemill) Inc.	Georgia
Equity One (Buckhead Manager) Inc.	Georgia
Equity One (Buckhead Station) LLC	Georgia
Equity One (Commonwealth) Inc. *	Florida
Equity One (Copps Hill) Inc.	Florida
Equity One (Country Walk) LLC	Delaware
Equity One (Delta) Inc. *	Florida
Equity One (Florida Portfolio) Inc. *	Florida
Equity One (Lake Mary) Inc.	Florida
Equity One (Louisiana Portfolio) LLC *	Florida
Equity One (Midpoint) Inc.	Florida
Equity One (Northeast Portfolio) Inc. *	Massachusetts
Equity One (Pablo Plaza) Inc.	Florida
Equity One (Sheridan Plaza) LLC	Florida
Equity One (Southeast Portfolio) Inc. *	Georgia
Equity One (Southpoint) Inc.	Florida
Equity One (Summerlin) Inc. *	Florida
Equity One (Sunlake) Inc. *	Florida
Equity One (Walden Woods) Inc. *	Florida
Equity One (Webster) Inc.	Massachusetts
Equity One (Westbird) Inc.	Florida
Equity One (Westport) Inc.	Florida
Equity One Acquisition Corp. *	Florida

Name of Entity	State of Organization
Equity One Realty & Management CA, Inc.	Delaware
Equity One Realty & Management FL, Inc. *	Florida
Equity One Realty & Management NE, Inc. *	Massachusetts
Equity One Realty & Management SE, Inc. *	Georgia
EQY Asset Investor (Canyon Trails) Inc.	Florida
EQY Capital Partner (GRI) Inc.	Florida
EQY CSC LLC	Delaware
EQY Portfolio Investor (GRI) Inc.	Florida
EQY Portfolio Investor (Vestar) Inc.	Florida
EQY Realty & Management (GRI) Inc.	Florida
EQY Realty & Management Texas GP LLC	Florida
EQY Portfolio Investor (DRA) Inc.	Florida
Fairfield Mission Village Associates, LLC	Delaware
Gazit (Meridian) Inc. *	Florida
G&I VI South Florida Portfolio LLC	Delaware
G&I VI South Florida Portfolio SPE LLC	Delaware
G.S. Associates Holding Corp.	Delaware
G.S. Associates Joint Venture 326118, a CA general partnership	California
GRI-EQY (Airpark Plaza) LLC	Delaware
GRI-EQY (Concord) LLC	Delaware
GRI-EQY (Ibis) LLC	Delaware
GRI-EQY (Presidential Markets) LLC	Delaware
GRI-EQY (Quail Roost) LLC	Delaware
GRI-EQY (Sparkleberry Square) LLC	Delaware
GRI-EQY (Sparkleberry Kohl’s) LLC	Delaware
GRI-EQY (Sparkleberry Kroger) LLC	Delaware
GRI-EQY (Sunset 97) LLC	Delaware
GRI-EQY (Sunset 100) LLC	Delaware
GRI-EQY I, LLC	Delaware
IRT Alabama, Inc. *	Alabama
IRT Capital Corporation II *	Georgia
IRT Coral Springs, LLC	Delaware
IRT MacLand Pointe, LLC	Delaware
IRT Management Company *	Georgia
IRT Partners L.P. *	Georgia
Louisiana Holding Corp. *	Florida
Marco Town Center, Inc.	Florida
Marketplace Center, Inc.	California
MCC Redondo Beach, LLC	Delaware
MCC Redondo Beach II, LLC	Delaware
Pacific Financial Center, LLC (1)	Delaware
Pacific Financial Center Manager, LLC	Delaware
Parnassus Heights Medical Center, a JV general partnership (1)	Delaware
Prosperity Shopping Center Corp. *	Florida
Senator Building, LLC	Delaware
Senator Building Holdings, LLC (1)	Delaware
Serramonte Center Holding Co., LLC	Delaware
Six Twenty-Five Third Street, LLC	Delaware
Southeast U.S. Holdings B.V.	The Netherlands
Southeast U.S. Holdings Inc. *	Florida
Sunlake — Equity One LLC (1)	Delaware
The Meadows Shopping Center, LLC *	Florida
The Shoppes of Eastwood, LLC *	Florida
UIRT — Lake St. Charles, LLC	Florida
Walden Woods Village, Ltd.	Florida
W&G Center, Inc.	California
Willows Center Concord, Inc.	California
Willows Center Concord, LLC	California

(1)	Owned through a joint venture

*	Guarantors